Calculation of Filing Fee Tables
F-3
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Other	$1,000,000,000 Series 16 Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities	457(r)	1,000,000,000	$ 1.00	$ 1,000,000,000.00	0.0001381	$ 138,100.00
Fees to be Paid	2	Equity	Ordinary Shares, par value EUR0.49 per share	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,000,000,000.00		$ 138,100.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 138,100.00
Offering Note
[1]	Determined in accordance with Section 6(b) of the U.S. Securities Act of 1933, as amended.

[2]	1 Determined in accordance with Section 6(b) of the U.S. Securities Act of 1933, as amended. 2 Includes an indeterminate number of ordinary shares, par value EUR0.49 per share, of Banco Bilbao Vizcaya Argentaria, S.A. (the "Common Shares") issuable upon conversion of the series 16 Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the "Preferred Securities"). 3 Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the Common Shares issuable upon conversion of the Preferred Securities because no additional consideration will be received in connection with the conversion of the Preferred Securities.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,000,000,000.00. The prospectus is a final prospectus for the related offering.